AMENDED AND RESTATED
                 STANDARD TERMS FOR DEPOSITARY TRUST AGREEMENTS


                                     between


               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                                       and


                              THE BANK OF NEW YORK,


                                   as Trustee


                          Dated as of __________, 2003


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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE 1  DEFINITIONS AND ASSUMPTIONS.........................................2

   Section 1.1.  Definitions...................................................2
   Section 1.2.  Rules of Construction.........................................6

ARTICLE 2  FORM OF RECEIPTS, DEPOSIT OF SECURITIES, DELIVERY,
           REGISTRATION OF TRANSFER AND SURRENDER OF
           RECEIPTS............................................................7

   Section 2.1.  Depositary Trust Agreements...................................7
   Section 2.2.  Creation and Declaration of Trusts; Deposit of Securities.....7
   Section 2.3.  Acceptance by Trustee.........................................8
   Section 2.4.  Form and Transferability of Receipts..........................9
   Section 2.5.  Delivery of Receipts.........................................11
   Section 2.6.  Registration; Registration of Transfer; Combination and
                 Split-up of Certificates.....................................11
   Section 2.7.  Surrender of Receipts and Withdrawal of Trust Property.......12
   Section 2.8.  Limitations on Delivery, Registration of Transfer and
                 Surrender of Receipts........................................13
   Section 2.9.  Lost Certificates, Etc.......................................14
   Section 2.10. Cancellation and Destruction of Surrendered Certificates.....15
   Section 2.11. Reconstitution Events........................................15

ARTICLE 3  CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS..........................16

   Section 3.1.  Filing Proofs, Certificates and Other Information............16
   Section 3.2.  Liability of Owner for Taxes and Other Charges...............16
   Section 3.3.  Warranties on Deposit of Shares..............................17

ARTICLE 4  THE TRUST PROPERTY.................................................17

   Section 4.1.  Cash Distributions...........................................17
   Section 4.2.  Distributions in Additional Securities.......................18
   Section 4.3.  Rights Offerings.............................................18
   Section 4.4.  Other Distributions..........................................19
   Section 4.5.  Fixing of Record Date........................................19
   Section 4.6.  Reports......................................................20
   Section 4.7.  Voting Instructions for Trust Property.......................20
   Section 4.8.  Changes Affecting Trust Property.............................21
   Section 4.9.  Withholding..................................................22
   Section 4.10. Limitation on Distributions..................................22

   Section 4.11. Elimination of Fractional Securities Represented by a
                 Round Lot of Receipts........................................23

ARTICLE 5  THE TRUSTEE AND THE INITIAL DEPOSITOR..............................25

   Section 5.1.  Maintenance of Office and Transfer Books by the Trustee......25
   Section 5.2.  Prevention or Delay in Performance by the Initial
                 Depositor or the Trustee.....................................25
   Section 5.3.  Obligations of the Initial Depositor and the Trustee.........26
   Section 5.4.  Resignation or Removal of the Trustee; Appointment of
                 Successor Trustee............................................27
   Section 5.5.  Indemnification..............................................29
   Section 5.6.  Charges of Trustee...........................................31
   Section 5.7.  Retention of Trust Documents.................................31
   Section 5.8.  Federal Securities Law Filings...............................31
   Section 5.9.  Prospectus Delivery..........................................32

ARTICLE 6  AMENDMENT AND TERMINATION..........................................32

   Section 6.1.  Amendment....................................................32
   Section 6.2.  Early Termination............................................33

ARTICLE 7  MISCELLANEOUS......................................................35

   Section 7.1.  Counterparts.................................................35
   Section 7.2.  Third-Party Beneficiaries....................................35
   Section 7.3.  Severability.................................................35
   Section 7.4.  Owners, Beneficial Owners and Depositors as Parties;
                 Binding Effect...............................................35
   Section 7.5.  Notices......................................................36
   Section 7.6.  Governing Law................................................36



                                    EXHIBIT A

FORM OF DEPOSITARY TRUST AGREEMENT...........................................A-1


                                    EXHIBIT B

FORM OF CERTIFICATE EVIDENCING RECEIPTS......................................B-1

                                       ii

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                AMENDED AND RESTATED STANDARD TERMS FOR DEPOSITARY TRUST
AGREEMENTS agreed to as of ________, 2003 (these "Standard Terms"), between MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation (the "Initial Depositor") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H :

                WHEREAS, the Initial Depositor and the Trustee agreed to Standard Terms for Depositary Trust Agreements as of September 2, 1999 (the "Original Standard Terms") for the purposes stated in that document;

                WHEREAS, the Initial Depositor and the Trustee amended the Original Standard Terms by Amendment No. 1 to the Standard Terms for Depositary Trust Agreements dated as of August 18, 2000, Amendment No. 2 to the Standard Terms for Depositary Trust Agreements dated as of November 22, 2000 and Amendment No. 3 to the Standard Terms for Depositary Trust Agreements dated as of January 4, 2001;

                WHEREAS, the Initial Depositor and the Trustee now wish to further amend and restate the Original Standard Terms to, among other things, provide for elimination, within a specified period of time, of fractions of Securities (as hereinafter defined) from the Securities that must be deposited for issuance of one Round Lot (as hereinafter defined) of Receipts (as hereinafter defined);

                WHEREAS, from time to time, the Initial Depositor and the Trustee may enter into one or more depositary trust agreements providing for the deposit with the Trustee of specified Securities, the creation of Depositary Trust Receipts representing the Securities so deposited and the execution and delivery of certificates evidencing the Depositary Trust Receipts; and

                WHEREAS, the Initial Depositor and the Trustee wish to establish the general terms and conditions of such depositary trust agreements and the form of the certificates evidencing Depositary Trust Receipts;

                NOW, THEREFORE, the parties hereby agree that the Original Standard Terms shall be amended and restated as follows:

                                   ARTICLE 1

                           DEFINITIONS AND ASSUMPTIONS

                Section 1.1.  Definitions.

                Except as otherwise specified in these Standard Terms or in the applicable Depositary Trust Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of these Standard Terms and the Depositary Trust Agreement.

                "Additional Securities" means securities received by the Trustee in respect or in conversion of or in exchange for any Trust Property if, but only if:

                (i) the issuer of those securities is classified by Standard & Poor's in the same Global Industrial Classification Standard ("GICS") sector in which a Securities Issuer was classified prior to that distribution, conversion or exchange; and

                (ii) those securities are listed on a national securities exchange in the United States or included in the National Market System of the Nasdaq Stock Market.

                "Beneficial Owner" means any Person owning a beneficial interest in any Receipt.

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                "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in The City of New York are authorized or required by law or executive order to be closed.

                "Closing Date" means the day on which the initial deposit of Securities is to be made, which date may be specified in the Depositary Trust Agreement.

                "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                "Corporate Trust Office" means the office of the Trustee at which its depositary receipt business is administered which, at the date of these Standard Terms, is 101 Barclay Street, New York, New York 10286.

                "Deliver" means (a) when used with respect to Securities, either (i) one or more book-entry transfers of such Securities to an account at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the case of Securities for which DTC book-entry settlement is not available, the delivery of certificates evidencing such Securities to the Person entitled to such delivery, duly endorsed for transfer or accompanied by proper instruments of transfer and (b) when used with respect to Receipts, either (i) one or more book-entry transfers of Receipts to an account at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the event DTC ceases to make its book-entry settlement system available for the Receipts, execution and delivery at the Corporate Trust Office of the Trustee of one or more certificates evidencing such Receipts.

                "Depositary Trust Agreement" means each depositary trust agreement entered into by the Initial Depositor and the Trustee pursuant to these Standard Terms which incorporates by reference these Standard Terms.

                "Depositor" means any Person who deposits Securities into the Trust, either for its own account or on behalf of another Person who is the owner or beneficial owner of such Securities.

                "Depositor Order" means a written order or request signed in the name of the Initial Depositor or any other Depositor, as applicable.

                "DTC" means The Depository Trust Company, its nominees and their respective successors.

                "Initial Depositor" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, or its successor.

                "Owner" means the Person in whose name a Receipt is registered in the books of the Trustee maintained for that purpose.

                "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust (including any trust beneficiary), unincorporated organization or government or any agency or political subdivision thereof.

                "Receipt" means a depositary trust receipt which is issued under the Depositary Trust Agreement and which represents the Owner's right to receive the Securities which must be deposited into the Trust for issuance of a Receipt plus any other securities, cash or other property received by the Trustee with respect to such Securities and held by the Trustee under the Depositary Trust Agreement at such time.

                "Registered Broker-dealer" means a broker-dealer registered with the Commission pursuant to Section 15(a)(1) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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                "Registrar" means any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

                "Restricted Securities" means Securities, or Receipts representing such Securities, which are acquired directly or indirectly from the issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or which are held by an officer or director (or person performing similar functions) or other affiliate of the issuer, or which would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the federal securities laws of the United States, a shareholder agreement or the corporate documents of the issuer.

                "Round Lot" means 100.

                "Securities" means any shares of a class of securities which must be deposited for issuance of Receipts.

                "Securities Issuer" means, as of any time, the issuer of a class of Securities.

                "Securities Registrar" means the entity that presently carries out the duties of registrar for any Securities or any successor as registrar for any Securities and any other appointed agent of a Securities Issuer for the transfer and registration of Securities.

                "Surrender" means, when used with respect to Receipts, (a) one or more book-entry transfers of Receipts to the DTC account of the Trustee or
(b) surrender to the Trustee at its Corporate Trust Office of one or more certificates evidencing such Receipts, in each case in a Round Lot or an integral multiple thereof.

                "Trust" means the trust entity created by the Depositary Trust Agreement.

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                "Trust Property" means, as of any time, Securities of each of the classes and in the quantities required by the Depositary Trust Agreement to be deposited in the Trust for the issuance of Receipts and which are at such time deposited under the Depositary Trust Agreement and any other securities, property or cash received by the Trustee in respect thereof and at such time held under the Depositary Trust Agreement.

                "Trustee" means The Bank of New York, a New York banking corporation, in its capacity as Trustee under the Depositary Trust Agreement, or any successor as Trustee thereunder.

                Section 1.2.  Rules of Construction.

                Unless the context otherwise requires:

                (i)   a term has the meaning assigned to it;

                (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States;

                (iii) "or" is not exclusive;

                (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to these Standard Terms or the Depositary Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

                (v)   "including" means including without limitation; and

                (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2

               FORM OF RECEIPTS, DEPOSIT OF SECURITIES, DELIVERY,
               REGISTRATION OF TRANSFER AND SURRENDER OF RECEIPTS

                Section 2.1.  Depositary Trust Agreements.

                Each Depositary Trust Agreement entered into between the Initial Depositor and the Trustee for the purposes set forth herein shall be in substantially the form of Exhibit A to these Standard Terms and shall provide that these Standard Terms shall be incorporated by reference into, and form a part of, such Depositary Trust Agreement.

                Section 2.2. Creation and Declaration of Trusts; Deposit of Securities.

                (a) The Initial Depositor, concurrently with the execution and delivery of the Depositary Trust Agreement, does hereby agree to deposit with the Trustee under the Depositary Trust Agreement all the right, title and interest of the Initial Depositor in, to and under Securities, of each of the classes and in the quantities necessary to create an integral multiple of a Round Lot of Receipts in accordance with Section 2 of the Depositary Trust Agreement in effect at the time of deposit. Unless otherwise specified in the Depositary Trust Agreement, such deposit shall include all cash dividends and distributions in respect of such Securities.

                (b) From time to time after the date of the Depositary Trust Agreement, a Depositor may deposit with the Trustee, in the manner specified in subsection (a), Securities, of each of the classes and in the quantities necessary to create an integral multiple of a Round Lot of Receipts in accordance with Section 2 of the Depositary Trust Agreement in effect at the time of deposit by Delivery of such Securities to the Trustee.

                (c) If a Round Lot of Receipts represents any fraction of a share, a Depositor depositing Securities in accordance with Section 2.2(b) shall be required to deliver to the Trustee the next largest whole share amount of the Security to which the fraction of a share is related and the Trustee shall return to that Depositor cash in lieu of the fraction of a share not represented by the Round Lot or Round Lots of Receipts issued in respect of that deposit based on the previous day's closing price for the Security related to such fraction of a share. However, if a deposit to which the previous sentence would otherwise apply occurs after a sale of fractions of a share in accordance with Section
4.11 but prior to the record date set by the Trustee for distribution of the proceeds of that sale, the Depositor shall not be required to deliver any shares on account of those fractions but, instead, shall be required to deposit cash in lieu of those fractions of a share in an amount equal to the distribution rate with respect to the proceeds of that sale set by the Trustee in accordance with Sections 4.11(a) and 5.6(1).

                (d) The Trust shall not engage in any business or activities other than those required or authorized by these Standard Terms or incidental and necessary to carry out the duties and responsibilities set forth in the Depositary Trust Agreement. Other than issuance of the Receipts, the Trust shall not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                (e) Anything herein to the contrary notwithstanding, the Trustee does not assume any of the duties, responsibilities, obligations or liabilities of the Initial Depositor or any other Depositor in respect of the Trust Property.

                (f) Trust Property shall be held by the Trustee at such place and in such manner as the Trustee shall determine.

                Section 2.3.  Acceptance by Trustee.

                The Trustee will hold the Trust Property for the benefit of the Owners for the purposes, and subject to and limited by the terms and conditions, set forth in these Standard Terms and the Depositary Trust Agreement.

                Section 2.4.  Form and Transferability of Receipts.

                (a) The certificates evidencing Receipts shall be substantially in the form set forth in Exhibit B annexed to these Standard Terms, with appropriate insertions, modifications and omissions, as hereinafter provided or as may be provided in the Depositary Trust Agreement. No Receipt shall be entitled to any benefits under the Depositary Trust Agreement or be valid or obligatory for any purpose unless a certificate evidencing such Receipt shall have been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Receipt and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and Registrar, if applicable, who was at the time such certificates were executed a proper signatory of the Trustee or Registrar, if applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such certificates.

                (b) The certificates evidencing Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of the Depositary Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of any Trust Property or otherwise.

                (c) The Initial Depositor and the Trustee will apply to DTC for acceptance of the Receipts in its book-entry settlement system. Receipts deposited with

DTC shall be represented by one or more global certificates which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                (d) So long as the Receipts are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding anything to the contrary in the Depositary Trust Agreement, all Receipts shall be evidenced by one or more global certificates registered in the name of a nominee of DTC and no person acquiring beneficial ownership of such Receipts shall receive or be entitled to receive physical delivery of Receipts. Ownership of beneficial interests in Receipts evidenced by such global certificate or certificates shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or
(ii) institutions that have accounts with DTC.

                (e) If, at any time when Receipts are evidenced by a global certificate, DTC ceases to make its book-entry settlement system available for such Receipts, the Trustee shall issue separate certificates evidencing Receipts to the DTC book-entry settlement system participants entitled thereto, with such additions, deletions and modifications to the Depositary Trust Agreement and to the form of certificate evidencing Receipts as the Initial Depositor and the Trustee may agree.

                (f) Title to a certificate evidencing Receipts (and to the Receipts evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the Owner of Receipts as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Depositary Trust Agreement and for all other purposes.

                Section 2.5.  Delivery of Receipts.

                Upon receipt by the Trustee of any deposit pursuant to Section 2.2, together with a Depositor Order and the other documents required as above specified, if any, the Trustee, subject to the terms and conditions of the applicable Depositary Trust Agreement, shall Deliver to or upon the written order of the Depositor the number of Receipts issuable in respect of such deposit, provided such number is an integral multiple of a Round Lot, but only upon payment to the Trustee of the fees and expenses of the Trustee as provided in Section 5.6 and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Securities.

                Section 2.6. Registration; Registration of Transfer; Combination and Split-up of Certificates.

                (a) The Trustee shall keep or cause to be kept a register of Owners of Receipts and shall provide for the registration of Receipts and the registration of transfers and exchanges of Receipts.

                (b) The Trustee, subject to the terms and conditions of these Standard Terms and the applicable Depositary Trust Agreement, shall register transfers of ownership of Receipts on its transfer books from time to time, upon any Surrender of a certificate evidencing such Receipts in any integral multiple of a Round Lot, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Trustee shall execute a new certificate or certificates evidencing such Receipts in any integral multiple of a Round Lot requested, and deliver the same to or upon the order of the Person entitled thereto.

                (c) The Trustee, subject to the terms and conditions of these Standard Terms and the applicable Depositary Trust Agreement, shall, upon Surrender of a certificate evidencing Receipts for the purposes of effecting a split-up or combination of such certificate or certificates, execute and deliver one or more new certificate or certificates evidencing such Receipts in any integral multiple of a Round Lot requested.

                (d) The Trustee may appoint one or more co-transfer agents for the purpose of effecting registration of transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or Persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Trustee.

                Section 2.7. Surrender of Receipts and Withdrawal of Trust Property.

                (a) Upon Surrender at the Corporate Trust Office of the Trustee of a Round Lot of Receipts or integral multiple thereof for the purpose of withdrawal of the amount of Trust Property represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Receipts as provided in Section 5.6 and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of the applicable Depositary Trust Agreement, including, without limitation, Section 4.10, the Owner of such Receipts shall be entitled to Delivery of the amount of Trust Property at the time represented by such Receipts. Delivery of such Trust Property may be made by (i) Delivery of Securities to such Owner or as ordered by such Owner and (ii) any available form of delivery of any other securities, property and cash to which such Owner is then entitled to such Owner or as ordered by such Owner. The Trustee shall make such delivery as promptly as practicable.

                (b) A certificate evidencing Receipts Surrendered for such purposes may be required by the Trustee to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Trustee so requires, the Owner thereof shall execute and deliver to the Trustee a written order directing the Trustee to cause the Trust Property being withdrawn to be delivered to or upon the written order of a Person or Persons designated in such order. Thereupon the Trustee shall Deliver through the facilities of DTC or, if applicable, at its Corporate Trust office, subject to Sections 2.8, 3.1, 3.2 and
4.10 and to the other terms and conditions of the Depositary Trust Agreement, to or upon the written order of the Person or Persons designated in the order delivered to the Trustee as above provided, the amount of Trust Property represented by such Receipts.

                Section 2.8. Limitations on Delivery, Registration of Transfer and Surrender of Receipts.

                (a) As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender (including, for the avoidance of doubt, any Surrender in connection with an exchange) of any Receipt or withdrawal of any Trust Property, the Trustee or Registrar may require payment from the Depositor of Securities or the presentor of the Receipts of a sum sufficient to reimburse it for any tax or other charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Securities being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of the Depositary Trust Agreement, including, without limitation, this Section 2.8.

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


                (b) The Delivery of Receipts against deposits of Securities, the registration of transfer of Receipts or the Surrender of Receipts for the purpose of withdrawal of Trust Property may be suspended, generally or in particular instances, during any period when the transfer books of the Trustee are closed or the transfer books of a Securities Issuer are closed or if any such action is deemed necessary or advisable by the Trustee at any time or from time to time, subject to the provisions of the following sentence. Notwithstanding any other provision of the Depositary Trust Agreement or the Receipts, the Surrender of Receipts and withdrawal of Trust Property may not be suspended except for (i) temporary delays caused by closing the transfer books of the Trustee or a Securities Issuer, (ii) the payment of fees, taxes and applicable charges, and (iii) compliance with any U.S. laws or governmental regulations relating to the Receipts or to the withdrawal of the Trust Property. Without limitation of the foregoing, the Trustee shall not knowingly accept for deposit under the Depositary Trust Agreement any Securities required to be registered under the provisions of the Securities Act of 1933, as amended, for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Securities for such offer and sale.

                Section 2.9.  Lost Certificates, Etc.

                In case any certificate evidencing Receipts shall be mutilated, destroyed, lost or stolen, the Trustee shall execute and deliver a new certificate of like tenor in exchange and substitution for such mutilated certificate upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen certificate. Before the Trustee shall execute and deliver a new certificate in substitution for a destroyed, lost or stolen certificate, the Owner thereof shall have (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has notice that the Receipts have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

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


                Section 2.10. Cancellation and Destruction of Surrendered Certificates.

                All certificates evidencing Receipts Surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy certificates so canceled.

                Section 2.11.  Reconstitution Events.

                (a) If any class of Securities ceases to be outstanding, that class of Securities shall, effective at that time, cease to be part of the securities which must be deposited for issuance of Receipts.

                (b) If any class of Securities is delisted from trading on its primary exchange or market and is not listed for trading on another national securities exchange or through NASDAQ within five business days from the date of such delisting, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10, distribute the Trust Property that is Securities of such class to the Owners in proportion to their ownership of Receipts. Effective on the day after the record date for such distribution by the Trustee pursuant to this Section 2.11(b), such class of Securities shall cease to be a part of the securities which must be deposited for issuance of Receipts.

                (c) If any Securities Issuer no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, as amended, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10, distribute the Trust Property that is Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the day after the record date for such distribution by the Trustee pursuant to this Section 2.11(c), such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

                (d) If the Commission determines that a Securities Issuer is an investment company under the Investment Company Act of 1940, and the Trustee has actual knowledge of such Commission determination, then the Trustee shall, to the extent lawful and feasible and subject to Section 4.10, distribute the Trust Property that is Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the day after the record date for such distribution by the Trustee pursuant to this Section 2.11(d), such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

                                    ARTICLE 3

                    CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

                Section 3.1.  Filing Proofs, Certificates and Other Information.

                Any Person presenting Securities for deposit or any Owner of Receipts may be required from time to time to file with the Trustee such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Securities Issuer or Securities Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Trustee may require. The Trustee may withhold the Delivery or registration of transfer of any Receipts or the delivery of any Trust Property until such proof or other information is filed or such certificates are executed or such representations and warranties made.

                Section 3.2.  Liability of Owner for Taxes and Other Charges.

                If any tax or other charge shall become payable by the Trustee with respect to any Receipts or any Trust Property represented thereby, such tax or other charge shall be payable by the Owner of such Receipts to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Receipts or any withdrawal of Trust Property represented by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof Trust Property (which shall be of the same class of Trust Property with respect to which the tax or other charge became payable, if the amount of that class of Trust Property is sufficient to pay the tax or other charge), and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other charge, and the Owner of such Receipts shall remain liable for any deficiency. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other charge, to the Owners entitled thereto as in the case of a distribution received in cash. If the Trustee sells Securities under this Section 3.2, the amount of Securities sold per Round Lot of Receipts shall cease to be part of the classes and amounts of Securities that must be deposited for issuance of one Round Lot of Receipts.

                Section 3.3.  Warranties on Deposit of Shares.

                Every Person depositing Securities under the Depositary Trust Agreement shall be deemed thereby to represent and warrant that such Securities and each certificate therefor are validly issued and fully paid, that the person making such deposit is duly authorized to do so and that at the time of delivery, such Securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the Depositary Trust Agreement). Every such person shall also be deemed to represent that such Securities are not, and Receipts representing such Securities would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Securities, issuance of Receipts or termination of the Depositary Trust Agreement.

                                   ARTICLE 4

                               THE TRUST PROPERTY

                Section 4.1.  Cash Distributions.

                Whenever the Trustee shall receive any cash dividend or other cash distribution on any Trust Property, the Trustee shall distribute the amount thus received (net of the fees of the Trustee as provided in Section 5.6, if applicable) to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively; provided, however, that in the event that the respective Securities Issuer or the Trustee shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owners shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.

                Section 4.2.  Distributions in Additional Securities.

                If the Trustee receives any distribution in respect of the Trust Property that consists of a dividend in, or free distribution of, Additional Securities, the Trustee shall, to the extent lawful and feasible, retain such Additional Securities under the Depositary Trust Agreement, and the amount of such Additional Securities so retained in respect of a Round Lot of Receipts shall, as of the date the Trustee receives that distribution, be added to the classes and quantities of Securities which must be deposited for issuance of one Round Lot of Receipts.

                Section 4.3.  Rights Offerings.

                (a) If a Securities Issuer grants or causes to be granted to the holders of any Trust Property any rights to subscribe for additional Securities or other securities and the Trustee determines that it is lawful and feasible to do so, the Trustee shall, in its discretion, and under procedures determined by it, either (i) distribute those rights to the Owners or (ii) dispose of those rights on behalf of Owners and distribute the net proceeds to the Owners. If, by the terms of such rights offering or for any other reason (including the absence of an effective registration statement covering the distribution of securities underlying the rights), the Trustee determines that it cannot either distribute rights to the Owners or dispose of those rights and distribute the net proceeds to the Owners, then the Trustee shall allow the rights to lapse.

                (b) The Trustee will not distribute rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act.

                (c) The Trustee shall not be responsible for any failure to determine that it may be lawful and feasible to distribute rights to Owners in general or any Owner in particular.

                Section 4.4.  Other Distributions.

                Subject to the provisions of Sections 4.9 and 5.6, whenever the Trustee shall receive any distribution in respect of Trust Property other than a distribution described in Section 4.1, 4.2 or 4.3 or any distribution which would otherwise be distributed hereunder except that the Trustee deems such distribution not to be lawful and feasible, or whenever the Trustee receives securities in circumstances where Section 4.8(a) applies that are not Additional Securities, the Trustee shall, subject to Section 4.10, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively, in any manner that the Trustee may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Securities Issuer or the Trustee withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Trustee deems such distribution not to be feasible, the Trustee shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Trustee as provided in Section 5.6) shall be distributed by the Trustee to the Owners entitled thereto as in the case of a distribution received in cash.

                Section 4.5.  Fixing of Record Date.

                Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever the Trustee receives notice of any meeting of or solicitation of proxies from holders of any Trust Property, or whenever a fee shall be charged by the Trustee under Section 5.6, or whenever for any reason there is a reconstitution or other event under the Depositary Trust Agreement that causes a change in the composition of the Securities which must be deposited for issuance of Receipts, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend or distribution or the net proceeds of the sale thereof, (ii) entitled to give instructions to the Trustee for the exercise of voting rights at any such meeting or solicitation or (iii) required to pay such fee, or (b) on or after which each Receipt will represent such changed group of Securities. In the case of subsections (a)(i) and (a)(ii) of this Section 4.5, the Trustee shall use its reasonable efforts to ensure that, to the extent practicable, the record date set hereunder will be the same as the record date set by the Securities Issuer. Subject to the terms and conditions of the Depositary Trust Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Trustee with respect to such dividend or other distribution or the net proceeds of sale thereof, or to give voting instructions, or to act in respect of any other such matter, or shall be obligated to pay such fee.

                Section 4.6.  Reports.

                The Trustee shall, to the extent lawful, forward to Owners any reports and communications, including any proxy statement or other soliciting material, received from a Securities Issuer which are received by the Trustee as the holder of the Trust Property or its appointed agent, unless such reports and communications have been forwarded directly to Owners by such Securities Issuer or its appointed agent.

                Section 4.7.  Voting Instructions for Trust Property.

                Upon receipt by the Trustee or its appointed agent of notice of any meeting of, or solicitation of proxies from, holders of Trust Property, the Trustee shall, to the extent lawful, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Trustee, which shall contain (a) such information as is contained in such notice of meeting or solicitation, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the corporate documents of the Securities Issuer, to instruct the Trustee as to the exercise of the voting rights, if any, or giving of proxies, as applicable, in respect of the amount of Trust Property represented by their respective Receipts and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable, to vote or cause to be voted, or to give a proxy, as applicable, in respect of the amount of Trust Property represented by such Receipt in accordance with the instructions set forth in such request. The Trustee shall not vote or attempt to exercise the right to vote that attaches to, or give a proxy with respect to, Trust Property other than in accordance with such instructions.

                Section 4.8.  Changes Affecting Trust Property.

                (a) Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any Trust Property, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of any Trust Property, the Trustee shall, to the extent lawful and feasible, retain any Trust Property that is reclassified and any securities it receives in respect or conversion of or in exchange for any Trust Property under the Depositary Trust Agreement, except that the Trustee shall not retain any securities that are not Additional Securities. Any securities retained by the Trustee under this Section 4.8 in respect of a Round Lot of Receipts shall, as of the date the Trustee receives those securities, be added to the classes and quantities of Securities that must be deposited for issuance of one Round Lot of Receipts.

                (b) Securities of any class that the Trustee surrenders or that otherwise cease to be outstanding in connection with any conversion or exchange to which Section 4.8(a) applies shall, effective on the date of such surrender or at the time those Securities otherwise cease to be outstanding, no longer be part of the Securities which must be deposited for issuance of Receipts.

                (c)   If there occurs (i) a change in Trust Property to which
Section 4.8(a) applies, (ii) a distribution of Securities to which Section 4.3 applies, (iii) a reconstitution event to which Section 2.11 applies or a sale of aggregate fractions under Section 4.11, the Trustee may call for the surrender of outstanding certificates evidencing Receipts to be exchanged for new certificates specifically describing any applicable change in the classes and quantities of Securities which must be deposited for issuance of Receipts.

                Section 4.9.  Withholding.

                In the event that the Trustee determines that any distribution in property (including Securities and rights to subscribe therefor) is subject to any tax or other charge which the Trustee is obligated to withhold, notwithstanding anything to the contrary in these Standard Terms or the applicable Depositary Trust Agreement, the Trustee may by public or private sale dispose of all or a portion of such property (including Securities and rights to subscribe therefor) in such amounts and in such manner as the Trustee deems necessary and practicable to pay any such taxes or charges and the Trustee shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Receipts held by them respectively.

                Section 4.10.  Limitation on Distributions.

                Notwithstanding any provision of the Depositary Trust Agreement which requires or permits the Trustee to distribute or Deliver any securities to Owners, the Trustee shall not distribute to any Owner any fraction of a share. Instead, the Trustee shall, to the extent lawful, sell the aggregate of such fractions and distribute the net proceeds to the Owners entitled thereto as in the case of a distribution received in cash. The Trustee may set the cash distribution rate under this
Section 4.10 by reference to the closing price of that security on the trading day immediately preceding the day on which the distribution is made. For the avoidance of doubt, in the case of a distribution in accordance with this
Section 4.10 resulting from a sale of fractions of a share pursuant to Section 4.11, the Trustee shall set the distribution rate for that cash distribution in accordance with Section 4.11(a). In all other cases, the distribution rate shall be determined by reference to the previous day's closing price for the Security related to that fraction of a share.

                Section 4.11. Elimination of Fractional Securities Represented by a Round Lot of Receipts.

                (a) If a Round Lot of Receipts represents any fraction of a share of a class of Securities, the Trustee shall, to the extent lawful and practical, sell the aggregate of those fractions and distribute the net proceeds (net of the fees of the Trustee as provided in Section 5.6(1) and the expenses of the Trustee incurred in such sale and fees of the Trustee assessed under
Section 5.6(3), it being understood that those proceeds are a cash distribution for purposes of Section 5.6(3)) to the Owners entitled to them as in the case of a distribution received in cash.

                (b)   Except as provided in Section 4.11(c), the Trustee shall
(i) initiate a sale required under Section 4.11(a) as soon as practicable but in no event later than the fifth Business Day after a fraction of a share becomes part of the Trust Property represented by a Round Lot of Receipts by giving a Registered Broker-dealer an order to sell, in the primary market in which the Securities related to the fractional shares trade, all the shares constituting the aggregate of those fractions included in the Trust Property (rounding the number down to the nearest number of whole shares) and to notify the Depositary promptly when that sale has been completed and (ii) set a record date for distribution of the net proceeds of such sale as soon as practicable by announcing it not later than the fifth Business Day after the Trustee receives notice from the Registered

Broker-dealer who executed the sale that all the shares covered by that order have been sold, and the date announced shall be as soon after the date of the announcement as is permitted under the rules of the securities exchange on which the Receipts are listed for trading.

                (c) In the case of fractions of shares that are represented by a Round Lot of Receipts on the date that this Section 4.11 becomes effective as an amendment to the Depositary Trust Agreement, the Trustee shall, (i) as soon as practicable but in no event later than the tenth Business Day after this
Section 4.11 becomes effective as an amendment to the Depositary Trust Agreement, initiate the sale, in the manner set forth in Section 4.11(b), of the fractions of shares at that time held under each Depositary Trust Agreement and
(ii) set a record date for distribution of the net proceeds of the sales of those fractions of shares as soon as practicable by announcing it not later than the fifth Business Day after the Trustee receives notice from the Registered Broker-dealer who executed the sales that all the fractions of shares held under the Depositary Trust Agreement have been sold, and the date announced shall be as soon after the date of the announcement as it permitted under the rules of the securities exchange on which the Receipts are listed for trading.

                (d) Effective on the day after the record date for distributing the proceeds of a sale by the Trustee pursuant to this Section 4.11, the fraction of a share shall cease to be part of the Securities that must be deposited for issuance of Receipts.

                (e) The Trustee shall distribute the net proceeds of the sale of fractions of shares pursuant to this Section 4.11 as soon as practicable but in no event later than the second Business Day after the record date set for that distribution by the Trustee under this Section 4.11.

                                   ARTICLE 5

                      THE TRUSTEE AND THE INITIAL DEPOSITOR

                Section 5.1. Maintenance of Office and Transfer Books by the Trustee.

                (a) Until termination of the Depositary Trust Agreement in accordance with its terms, the Trustee shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and Delivery, registration, registration of transfers and Surrender of Receipts in accordance with the provisions of these Standard Terms and the Depositary Trust Agreement.

                (b) The Trustee shall keep books for the registration of Receipts and registration of transfers of Receipts which at all reasonable times shall be open for inspection by the Owners.

                (c) The Trustee may close the transfer books at any time or from time to time.

                (d) If any Receipts evidenced thereby are listed on one or more stock exchanges in the United States, the Trustee shall act as Registrar or appoint a registrar or one or more co-registrars for registry of such receipts in accordance with any requirements of such exchange or exchanges.

                Section 5.2. Prevention or Delay in Performance by the Initial Depositor or the Trustee.

                Neither the Initial Depositor nor the Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the corporate documents of any Securities Issuer, or by reason of any provisions of any securities issued or distributed by any Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Initial Depositor or the Trustee shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Depositary Trust Agreement it is provided shall be done or performed; nor shall the Initial Depositor or the Trustee incur any liability to any Owner or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Depositary Trust Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Depositary Trust Agreement. Where, by the terms of an offering or distribution to which Section 2.11, 4.3, 4.4 or 4.11 applies, or for any other reason, it is not lawful and feasible to make such distribution or offering available to Owners, and the Trustee may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Trustee shall not make such distribution or offering available to Owners and shall allow any rights, if applicable, to lapse.

                Section 5.3.  Obligations of the Initial Depositor and the
Trustee.

                (a) Neither the Initial Depositor nor the Trustee assumes any obligation nor shall it be subject to any liability under the Depositary Trust Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Trust Property), except that it agrees to perform its obligations specifically set forth in the Depositary Trust Agreement without negligence or bad faith.

                (b) Neither the Initial Depositor nor the Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Receipts.

                (c) Neither the Initial Depositor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Securities for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

                (d) The Trustee shall not be liable for any acts or omissions made by a successor Trustee whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee.

                (e) The Trustee shall not be responsible for any failure to carry out any instructions to vote any of the Trust Property, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is without negligence or bad faith.

                (f) Except as specifically provided in Section 4.6, the Trustee shall have no obligation to monitor or to obtain any information concerning the business or affairs of any Securities Issuer or to advise Owners or Beneficial Owners of any event or condition affecting any Securities Issuer.

                (g) The Trustee shall have no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided in the Depositary Trust Agreement.

                (h) The Trustee shall be a fiduciary under these Standard Terms and the Depositary Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in, these Standard Terms and the Depositary Trust Agreement.

                Section 5.4. Resignation or Removal of the Trustee; Appointment of Successor Trustee.

                (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Initial Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided.

                (b) If at any time the Trustee is in material breach of its obligations under the Depositary Trust Agreement and the Trustee fails to cure such breach within 30 days after receipt by the Trustee of written notice from the Initial Depositor or Owners of 25% or more of the outstanding Receipts specifying such default and requiring the Trustee to cure such default, the Initial Depositor, acting on behalf of the Owners, may remove the Trustee by written notice delivered to the Trustee in the manner provided in Section 7.5, and such removal shall take effect upon the appointment of the successor Trustee and its acceptance of such appointment as hereinafter provided.

                (c) In case at any time the Trustee acting hereunder shall resign or be removed, the Initial Depositor, acting on behalf of the Owners, shall use its reasonable efforts to appoint a successor Trustee, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor Trustee shall execute and deliver to its predecessor and to the Initial Depositor, acting on behalf of the Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Initial Depositor, acting on behalf of the Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. The Initial Depositor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Owners.

                (d) Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of the Trustee without the execution or filing of any document or any further act.

                Section 5.5.  Indemnification.

                (a) The Initial Depositor shall indemnify the Trustee, its directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including, but not limited to, the fees and expenses of counsel) (collectively "Indemnified Amounts") which is incurred by any of them and which arises out of acts performed or omitted pursuant to the provisions of the Depositary Trust Agreement, as the same may be amended, modified or supplemented from time to time, or any filings with or submissions to the Commission in connection with or with respect to the Receipts (which by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the Commission or any periodic reports or updates that may be filed under the Securities Exchange Act of 1934, as amended, or any failure to make any filings with or submissions to the Commission which are required to be made in connection with or with respect to the Receipts), except that the Initial Depositor shall not have any obligations under this Section 5.5(a) to pay Indemnified Amounts incurred as a result of and attributable to (i) the negligence or bad faith of, or material breach of the terms of this Agreement by, the Trustee, (ii) written information regarding the name and address of the Trustee furnished in writing to the Initial Depositor (and not materially changed or altered) expressly for use in the registration statement filed with the Commission relating to the Receipts, or (iii) any misrepresentations or omissions made by a Depositor (other than Initial Depositor) in connection with such Depositor's offer and sale of Receipts.

                (b) The Trustee shall indemnify the Initial Depositor, its directors, employees, agents and affiliates against, and hold each of them harmless from, any Indemnified Amounts (i) caused by the negligence or bad faith of the Trustee or (ii) arising out of any written information regarding the name and address of the Trustee furnished in writing to the Initial Depositor (and not materially changed or altered) expressly for use in the registration statement filed with the Commission relating to the Receipts.

                (c) If the indemnification provided for in this Section 5.5 is unavailable or insufficient to hold harmless the indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the Indemnified Amounts referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Initial Depositor on the one hand and the Trustee on the other hand from the offering of the Receipts which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Initial Depositor on the one hand and the Trustee on the other hand in connection with the action, statement or omission which resulted in such Indemnified Amount as well as any other relevant equitable considerations. The relative benefits received by the Initial Depositor on the one hand and the Trustee on the other shall be deemed to be in the same proportions as the total commissions from the offering of the Receipts which are the subject of the action (before deducting expenses) received by the Initial Depositor bear to the total fees received by the Trustee from the offering of such Receipts. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Initial Depositor or the Trustee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c).

                Section 5.6.  Charges of Trustee.

                The following charges shall be incurred by any party depositing or withdrawing Securities or by any party Surrendering Receipts or to whom Receipts are Delivered or any Owner, as applicable: (1) taxes and charges and other fees payable in respect of the Trust Property assessed by third-party custodians, depositories, depositary banks or transfer agents in the ordinary course of their respective businesses, (2) a fee of $10 or less per 100 Receipts for the execution and Delivery of Receipts pursuant to Section 2.5, and the Surrender of Receipts pursuant to Section 2.7, and (3) a fee which shall accrue on the first day of each calendar quarter at a rate of $.02 or less per Receipt per quarter for the Trustee's services as such under the Depositary Trust Agreement (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.5 and shall be collected at the Trustee's discretion by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that with respect to the aggregate fee accrued in any calendar year under this clause (3) with respect to each Receipt, the Trustee will waive that portion which exceeds the total cash dividends and other cash distributions the record date for which falls in such calendar year and payable with respect to such Receipt.

                Section 5.7.  Retention of Trust Documents.

                The Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of the Depositary Trust Agreement at the times permitted by the laws or regulations governing the Trustee.

                Section 5.8.  Federal Securities Law Filings.

                The Initial Depositor shall (i) prepare and file a registration statement with the Commission and take such action as is necessary from time to time to qualify the Receipts for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of any prospectus, of any request for the amending or supplementing of the registration statement or prospectus or if any event or circumstance occurs which is known to the Initial Depositor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented, in such quantities as the Trustee may reasonably request and (iv) prepare and file any periodic reports or updates that may be required under the Securities Exchange Act of 1934, as amended.

                Section 5.9.  Prospectus Delivery.

                The Trustee shall, if required by the federal securities laws of the United States, in any manner permitted by such laws, deliver at the time of issuance of Receipts, a copy of the relevant prospectus, as amended and supplemented at such time, to each Person depositing Securities into the Trust for issuance of Receipts.

                                   ARTICLE 6

                            AMENDMENT AND TERMINATION

                Section 6.1.  Amendment.

                The Trustee and the Initial Depositor may amend any provisions of the Depositary Trust Agreement (including these Standard Terms) without the consent of any Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Owners will not become effective as an amendment to the Depositary Trust Agreement until 30 days after notice of such amendment is given to the Owners. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Receipt or an interest therein, to consent and agree to such amendment and to be bound by the Depositary Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to Surrender such Receipt and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law.

                Section 6.2.  Early Termination.

                (a) The Trust shall terminate by the Trustee mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for termination if any of the following occurs:

                (i) The Trustee is notified that the Receipts are delisted from a national securities exchange and are not approved for listing on another national securities exchange within 5 business days of their delisting;

                (ii) Owners of at least 75% of the outstanding Receipts notify the Trustee that they elect to terminate the Trust , except that for the purposes of this clause (ii), Receipts owned by the Initial Depositor shall not be considered to be outstanding; or

                (iii) 60 days shall have expired after the Trustee shall have delivered to the Initial Depositor and the Owners a written notice of its election to resign and a successor trustee shall not have been appointed and accepted its appointment as provided in Section 5.4.

                (b) On and after the date of termination, the Owner of a Receipt will, upon (i) Surrender of such Receipt at the Corporate Trust Office of the Trustee, (ii) payment of the fee of the Trustee for the Surrender of Receipts referred to in Section 2.7, and (iii) payment of any applicable taxes or charges, be entitled to Delivery, to him or upon his order, of the amount of Trust Property represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distribution to the Owners thereof, and shall not give any further notices or perform any further acts under the Depositary Trust Agreement, except that the Trustee shall continue to collect dividends and other distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, shall sell rights as provided in the Depositary Trust Agreement, and shall continue to deliver Trust Property, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.6 for the Surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or charges). At any time after the expiration of one year following the date of termination, the Trustee may sell the Trust Property then held under the Depositary Trust Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Depositary Trust Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been Surrendered, such Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under the Depositary Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Trustee for the Surrender of Receipts, any fees of the Trustee due and owing from the Owner of such Receipts pursuant to Section 5.6, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or governmental charges). Upon the termination of the Depositary Trust Agreement, the Initial Depositor shall be discharged from all obligations under the Depositary Trust Agreement except for its obligations to the Trustee under
Section 5.5.

                                   ARTICLE 7

                                 MISCELLANEOUS

                Section 7.1.  Counterparts.

                These Standard Terms and each Depositary Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of these Standard Terms and the Depositary Trust Agreement shall be filed with the Trustee and shall be open to inspection by any Owner of a Receipt during business hours.

                Section 7.2.  Third-Party Beneficiaries.

                The Depositary Trust Agreement is for the exclusive benefit of the parties thereto, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

                Section 7.3.  Severability.

                In case any one or more of the provisions contained in these Standard Terms or the Depositary Trust Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                Section 7.4. Owners, Beneficial Owners and Depositors as Parties; Binding Effect.

                The Owners, Beneficial Owners and Depositors from time to time shall be parties to the Depositary Trust Agreement and shall be bound by all of the terms and conditions hereof and thereof and of the Receipts by their acceptance of Receipts or any interest therein or by their depositing Securities, as the case may be.

                Section 7.5.  Notices.

                (a) Any and all notices to be given to the Initial Depositor shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, New York, New York 10281, Attention: Director, Customized Investments, or any other place to which the Initial Depositor may have transferred its principal office with notice to the Trustee.

                (b) Any and all notices to be given to the Trustee shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, 22-W, New York, New York 10286, Attention: ADR Administration, or any other place to which the Trustee may have transferred its Corporate Trust Office with notices to the Initial Depositor.

                (c) Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books of the Trustee, or, if such Owner shall have filed with the Trustee a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

                (d) Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Trustee may, however, act upon any cable, telex or facsimile transmission received by them, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

                Section 7.6.  Governing Law.

                This Depositary Trust Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the substantive laws (but not the choice of law rules) of the State of New York.

          IN WITNESS WHEREOF, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and THE BANK OF NEW YORK have duly executed these Standard Terms as of the day and year first set forth above.

                                           MERRILL LYNCH, PIERCE, FENNER &
                                            SMITH INCORPORATED


                                           By:_________________________________
                                              Name:
                                              Title:

                                           THE BANK OF NEW YORK,
                                            as Trustee


                                           By:_________________________________
                                              Name:
                                              Title: Vice President

                                                                      EXHIBIT A

                                 [NAME OF TRUST]

                      [FORM OF] DEPOSITARY TRUST AGREEMENT

          DEPOSITARY TRUST AGREEMENT dated as of __________ (this "Depositary Trust Agreement"), between MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation (the "Initial Depositor"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), and all Holders and Beneficial Owners (each as hereinafter defined) from time to time of Depositary Trust Receipts issued hereunder and all Depositors (as hereinafter defined) from time to time.

          Section 1. Incorporation of Standard Terms. The Amended and Restated Standard Terms for Depositary Trust Agreements agreed to as of _________, 2003, as the same may be amended from time to time in accordance with this Depositary Trust Agreement (the "Standard Terms"), between the Initial Depositor and the Trustee are hereby incorporated by reference into and made a part of this Depositary Trust Agreement and the Sections and Articles of the Standard Terms may be referred to as Sections and Articles of this Depositary Trust Agreement. If there is any conflict between the provisions of this Depositary Trust Agreement and the Standard Terms, the provisions of this Depositary Trust Agreement shall control.

          Section 2. Securities to be Deposited. Initially, the securities which must be deposited for issuance of one Round Lot of Receipts and which shall be represented thereby shall be as follows:

                                                         Quantity which
                                                        must be deposited
       Issuer and Title of Security                per Round Lot of Receipts
       ----------------------------                -------------------------
      [Issuer and title of security]               [Quantity]
      [Issuer and title of security]               [Quantity]

; provided, however, that if an event to which Section 2.11 of the Standard Terms applies or an event described in Sections 4.3 or 4.8 of the Standard Terms occurs or the Trustee sells Securities pursuant to Section 3.2 of the Standard Terms, the definition of the securities that must be deposited for issuance of one Round Lot of Receipts shall be changed as provided in such Sections, if applicable.

          Section 3. Creation and Declaration of Trust; Termination Date. The trust created hereby shall be known as [Name of Trust], for which the Trustee, or the Initial Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued. [The termination date of the Trust will be December 31, 2042].

          IN WITNESS WHEREOF, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above. All Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein, and all Depositors shall become parties hereto upon depositing any Securities hereunder.

                                     MERRILL LYNCH, PIERCE, FENNER &
                                      SMITH INCORPORATED


                                     By:_________________________________
                                        Name:
                                        Title:

                                     THE BANK OF NEW YORK,
                                      as Trustee


                                     By:_________________________________
                                        Name:
                                        Title:

                                                                      EXHIBIT B

                                [Form of Receipt]

THE RECEIPTS EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO TRUST PROPERTY (AS DEFINED IN THE DEPOSITARY TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY THE INITIAL DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE RECEIPTS NOR THE TRUST PROPERTY ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            DEPOSITARY TRUST RECEIPTS
                                    ISSUED BY
                                 [NAME OF TRUST]
                         REPRESENTING [COMMON STOCK] OF

                              [LIST COMPANIES HERE]

                        THE BANK OF NEW YORK, as Trustee

No.                                                      CUSIP NO.

          THE BANK OF NEW YORK, as Trustee (hereinafter called the "Trustee"), hereby certifies that CEDE & CO., as nominee of the Depositary Trust Company, or registered assigns, IS THE OWNER OF * Depositary Trust Receipts issued by [Name of Trust], each representing the securities described in the within-mentioned Depositary Trust Agreement. At the date hereof, each Round Lot of Receipts represents the right to receive the following securities:



                -------------------------------------------------
                                              Quantity
                                             Initially
                                           Represented by
                     Issuer and Title      Each Round Lot
                       of Security          of Receipts
                       -----------          -----------
                -------------------------------------------------
                -------------------------------------------------
                -------------------------------------------------

which are deposited under the Depositary Trust Agreement referred to herein at the Corporate Trust Office of the Trustee. The specification of the securities represented by each Round Lot of Receipts is subject to change as provided in the Depositary Trust Agreement. The Trustee's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at One Wall Street, New York, New York 10286.

                 THE TRUSTEE'S CORPORATE TRUST OFFICE ADDRESS IS

                  101 BARCLAY STREET, NEW YORK, NEW YORK 10286
-------------------------

* That number of Receipts held at The Depository Trust Company at any given point in time.

(1) THE DEPOSITARY TRUST AGREEMENT.

          This Receipt is issued upon the terms and conditions set forth in the Depositary Trust Agreement, dated as of _________, 200_ (the "Depositary Trust Agreement"), agreed to by and among the Initial Depositor, the Trustee, all Owners and Beneficial Owners from time to time of Receipts issued thereunder and all Depositors. By becoming an Owner or Beneficial Owner, or by depositing Securities, such Person agrees to become a party to the Depositary Trust Agreement and become bound by all the terms and conditions thereof. The Depositary Trust Agreement sets forth the rights of Owners and the rights and duties of the Trustee in respect of the Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Securities and held thereunder (such Securities, other securities, property, and cash are herein called "Trust Property"). Copies of the Depositary Trust Agreement are on file at the Trustee's Corporate Trust Office in New York City.

          The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Depositary Trust Agreement and are qualified by and subject to the detailed provisions of the Depositary Trust Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Depositary Trust Agreement.

(2) SURRENDER OF RECEIPTS AND WITHDRAWAL AMOUNT OF TRUST PROPERTY.

          Upon Surrender at the Corporate Trust Office of the Trustee of a Round Lot of Receipts or integral multiples thereof for the purpose of withdrawal of the amount of Trust Property represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Receipts as provided in Section
5.6 of the Depositary Trust Agreement and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of the Depositary Trust Agreement, including, without limitation, Section 4.10 thereof, the Owner of such Receipts shall be entitled to Delivery of the amount of Trust Property at the time represented by such Receipts. Delivery of such Trust Property may be made by (i) Delivery of Securities to such Owner or as ordered by such Owner and (ii) any available form of delivery of any other securities, property and cash to which such Owner is then entitled to such Owner or as ordered by such Owner. The Trustee shall make such Delivery as promptly as practicable.

(3) REGISTRATION OF TRANSFERS, SPLIT-UPS AND COMBINATIONS OF CERTIFICATES; LIMITATIONS.

          The transfer of ownership of Receipts evidenced by this certificate is registrable on the books of the Trustee at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon Surrender of this certificate evidencing Receipts, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. This certificate evidencing Receipts may be split up into other such certificates, each evidencing any integral multiple of a Round Lot of Receipts, or may be combined with other certificates evidencing Receipts into one such certificate, in each case evidencing the same aggregate number of Receipts as the certificate or certificates Surrendered.

          As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender (including, for the avoidance of doubt, any Surrender in connection with an exchange) of any Receipt or withdrawal of any Trust Property, the Trustee or Registrar may require payment from the Depositor of Securities or the presentor of the Receipts of a sum sufficient to reimburse it for any tax or other charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Securities being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of the Depositary Trust Agreement, including, without limitation, Section 2.8 thereof.

          The Delivery of Receipts against deposits of Securities, the registration of transfer of Receipts or the Surrender of Receipts for the purpose of withdrawal of Trust Property may be suspended, generally or in particular instances, during any period when the transfer books of the Trustee are closed or the transfer books of a Securities Issuer are closed or if any such action is deemed necessary or advisable by the Trustee at any time or from time to time for any reason, subject to the provisions of the following sentence. Notwithstanding any other provision of the Depositary Trust Agreement or the Receipts, the Surrender of Receipts and withdrawal of Trust Property may not be suspended subject to only (i) temporary delays caused by closing the transfer books of the Trustee or a Securities Issuer, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. laws or governmental regulations relating to the Receipts or to the withdrawal of the Trust Property. Without limitation of the foregoing, the Trustee shall not knowingly accept for deposit under the Depositary Trust Agreement any Securities required to be registered under the provisions of the Securities Act of 1933, as amended, for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Securities for such offer and sale.

(4)  RECONSTITUTION EVENTS

     (a) If any class of Securities ceases to be outstanding, that class of Securities shall, effective at that time, cease to be part of the securities which must be deposited for issuance of Receipts.

     (b) If any class of Securities is delisted from trading on its primary exchange or market and is not listed for trading on another national securities exchange or through NASDAQ within five business days from the date of such delisting, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10 of the Depositary Trust Agreement, distribute the Trust Property that is Securities of such class to the Owners in proportion to their ownership of Receipts. Effective on the day after the record date for such distribution by the Trustee pursuant to Section 2.11(b) of the Depositary Trust Agreement, such class of Securities shall cease to be a part of the securities which must be deposited for issuance of Receipts.

      (c) If any Securities Issuer no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, as amended, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10 of the Depositary Trust Agreement, distribute the Trust Property that is Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the day after the record date for such distribution by the Trustee pursuant to
Section 2.11(c) of the Depositary Trust Agreement, such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

      (d) If the Commission determines that a Securities Issuer is an investment company under the Investment Company Act of 1940, and the Trustee has actual knowledge of such Commission determination, then the Trustee shall, to the extent lawful and feasible and subject to Section 4.10 of the Depositary Trust Agreement, distribute the Trust Property that is Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the day after the record date for such distribution by the Trustee pursuant to Section 2.11(d) of the Depositary Trust Agreement, such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

(5) LIABILITY OF OWNER FOR TAXES AND OTHER CHARGES.

          If any tax or other governmental charge shall become payable by the Trustee with respect to any Receipts or any Trust Property represented thereby, such tax or other governmental charge shall be payable by the Owner hereof to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Receipts or any withdrawal of Trust Property represented by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof Trust Property (which shall be of the same class of Trust Property with respect to which the tax or other charge became payable, if the amount of that class of Trust Property is sufficient to pay the tax or other charge), and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other charge, and the Owner of such Receipts shall remain liable for any deficiency. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other charge, to the Owners entitled thereto as in the case of a distribution received in cash. If the Trustee sells Securities under Section 3.2 of the Depositary Trust Agreement, the amount of Securities sold per Round Lot of Receipts shall cease to be part of the classes and amounts of Securities that must be deposited for issuance of one Round Lot of Receipts.

(6) WARRANTIES ON DEPOSIT OF SECURITIES.

          Every Person depositing Securities under the Depositary Trust Agreement shall be deemed thereby to represent and warrant that such Receipts and each certificate therefor are validly issued and fully paid, that the person making such deposit is duly authorized to do so and that at the time of delivery, such Securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the Depositary Trust Agreement). Every such person shall also be deemed to represent that such Securities are not, and Receipts representing such Securities would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Securities, issuance of Receipts or termination of the Depositary Trust Agreement.

(7) FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

          Any person presenting Securities for deposit or any Owner of a Receipt may be required from time to time to file with the Trustee such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Securities Issuer or Securities Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Trustee may require. The Trustee may withhold the Delivery or registration of transfer of any Receipts or the delivery of any Trust Property until such proof or other information is filed or such certificates are executed or such representations and warranties made.

(8) CHARGES OF TRUSTEE.

          The following charges shall be incurred by any party depositing or withdrawing Securities or by any party Surrendering Receipts or to whom Receipts are Delivered or any Owner, as applicable: (1) taxes and charges and other fees payable in respect of the Trust Property assessed by third-party custodians, depositories, depositary banks or transfer agents in the ordinary course of their respective businesses, (2) a fee of $10 or less per 100 Receipts for the execution and Delivery of Receipts pursuant to Section 2.5 of the Depositary Trust Agreement, and the Surrender of Receipts pursuant to Section 2.7 of the Depositary Trust Agreement, and (3) a fee which shall accrue on the first day of each calendar quarter at a rate of $.02 or less per Receipt per quarter for the Trustee's services as such under the Depositary Trust Agreement (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.5 of the Depositary Trust Agreement and shall be collected at the Trustee's discretion by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that with respect to the aggregate fee accrued in any calendar year under this clause (3) with respect to each Receipt, the Trustee will waive that portion which exceeds the total cash dividends and other cash distributions the record date for which falls in such calendar year and payable with respect to such Receipt.

(9) TITLE TO RECEIPTS.

          It is a condition of the Receipts and every successive Owner of the Receipts by accepting or holding a certificate for Receipts consents and agrees, that title to such certificate (and the Receipts evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the person in whose name Receipts are registered on the books of the Trustee as the absolute owner thereof for the purpose of determining the person entitled to distribution or dividends or other distributions or to any notice provided for in the Depositary Trust Agreement and for all other purposes.

(10) VALIDITY OF RECEIPTS.

          Receipts shall not be entitled to any benefits under the Depositary Trust Agreement or be valid or obligatory for any purpose, unless a certificate evidencing such Receipts shall have been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

(11) REPORTS; INSPECTION OF TRANSFER BOOKS.

          The issuer of each class of Securities is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (herein called the "Commission"). Such reports will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, NW, Washington, DC 20549.

          The Trustee shall, to the extent lawful, forward to Owners, any reports and communications, including any proxy statement or other soliciting material, received from a Securities Issuer which are received by the Trustee as the holder of the Trust Property, unless such reports and communications have been forwarded directly to Owners by such Securities Issuer or its appointed agent.

          The Trustee shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners.

(12) DIVIDENDS AND DISTRIBUTIONS.

          Whenever the Trustee shall receive any cash dividend or other cash distribution on any Trust Property, the Trustee shall, subject to the Depositary Trust Agreement, distribute the amount thus received (net of the fees of the Trustee as provided in the Depositary Trust Agreement, if applicable) to the Owners of Receipts entitled thereto;

provided, however, that in the event that the respective Securities Issuer or the Trustee shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Underlying Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts representing such Underlying Securities shall be reduced accordingly.

          If any distribution upon any Trust Property consists of a dividend in, or free distribution of, Additional Securities, the Trustee shall, to the extent lawful and feasible, retain such Additional Securities under the Depositary Trust Agreement, and the amount of such Additional Securities so retained in respect of a Round Lot of Receipts shall, as of the date the Trustee receives the distribution, be added to the classes and quantities of Securities which must be deposited for issuance of one Round Lot of Receipts.

          Subject to the provisions of Sections 4.9 and 5.6 of the Depositary Trust Agreement, whenever the Trustee shall receive any distribution other than a distribution described in Section 4.1, 4.2 or 4.3 of the Depositary Trust Agreement or a distribution which would otherwise be distributed under the Depositary Trust Agreement except that the Trustee deems such distribution not to be lawful and feasible, or whenever the Trustee receives securities in circumstances where Section 4.8(a) applies that are not Additional Securities, the Trustee shall, subject to Section 4.10 of the Depositary Trust Agreement, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Trustee may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Securities Issuer or the Trustee withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Trustee deems such distribution not to be feasible, the Trustee shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of such sale (net of the fees of the Trustee as provided in Section 5.6 of the Depositary Trust Agreement) shall be distributed by the Trustee to the Owners entitled thereto as in the case of a distribution received in cash.

          In the event that the Trustee determines that any distribution in property (including Securities and rights to subscribe therefor) is subject to any tax or other charge which the Trustee is obligated to withhold, notwithstanding anything to the contrary in the Standard Terms or the applicable Depositary Trust Agreement, the Trustee may by public or private sale dispose of all or a portion of such property (including Securities and rights to subscribe therefor) in such amounts and in such manner as the Trustee deems necessary and practicable to pay any such taxes or charges and the Trustee shall distribute the net proceeds or any such sale after deduction of such taxes or charges to the Owners entitled thereto.

(13) RIGHTS OFFERINGS.

          (a) If a Securities Issuer grants or causes to be granted to the holders of any Trust Property any rights to subscribe for additional Securities or other securities and the Trustee determines that it is lawful and feasible to do so, the Trustee shall, in its discretion, and under procedures determined by it, either (i) distribute those rights to the Owners or (ii) dispose of those rights on behalf of Owners and distribute the net proceeds to the Owners. If, by the terms of such rights offering or for any other reason (including the absence of an effective registration statement covering the distribution of securities underlying the rights), the Trustee determines that it cannot either distribute the rights to the Owners or dispose of those rights and distribute the net proceeds to the Owners, then the Trustee shall allow the rights to lapse.

          (b) The Trustee will not distribute rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act.

          (c) The Trustee shall not be responsible for any failure to determine that it may be lawful and feasible to distribute rights to Owners in general or any Owner in particular.

(14) RECORD DATES.

          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever the Trustee receives notice of a meeting of or solicitation of proxies from holders of any Trust Property, or whenever a fee shall be changed by the Trustee under
Section 5.6 of the Depositary Trust Agreement, or whenever for any reason there is a reconstitution or other event under the Depositary Trust Agreement that causes a change in the composition of the Securities which must be deposited for issuance of Receipts, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or solicitation, or (iii) required to pay such fee, or (b) on or after which each Receipt will represent such changed group of Securities, subject to the provisions of the Depositary Trust Agreement. In the case of subsections
(a)(i) and (a)(ii) of this Article (14), the Trustee shall use its reasonable efforts to ensure that, to the extent practicable, the record date set under the Depositary Trust Agreement will be the same as the record date set by the Securities Issuer.

(15) VOTING OF UNDERLYING SECURITIES.

          Upon receipt by the Trustee or its appointed agent of notice of any meeting of, or solicitation of proxies from, holders of Trust Property, the Trustee shall, to the extent lawful, mail to the Owners a notice which shall contain (a) such information as is contained in such notice of meeting or solicitation, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the corporate documents of the Securities Issuer, to instruct the Trustee as to the exercise of the voting rights, if any, or giving of proxies, as applicable, in respect of the amount of Trust Property represented by their respective Receipts and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Trustee, the Trustee shall endeavor, insofar as practicable, to vote or cause to be voted, or to give a proxy, as applicable, in respect of the amount of Trust Property represented by such Receipt in accordance with the instructions set forth in such request. The Trustee shall not vote or attempt to exercise the right to vote that attaches to, or give a proxy with respect to, Trust Property other than in accordance with such instructions.

(16) CHANGES AFFECTING TRUST PROPERTY.

     (a) Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any Trust Property, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of any Trust Property, the Trustee shall, to the extent lawful and feasible and subject to Section 4.11 of the Depositary Trust Agreement, retain any Trust Property that is reclassified and any securities that it receives in respect or conversion of or in exchange for any Trust Property under the Depositary Trust Agreement, except that the Trustee shall not retain any securities that are not Additional Securities. The amount of any securities retained by the Trustee under Section 4.8 of the Depositary Trust Agreement with respect to one Round Lot of Receipts shall, as of the date the Trustee receives those securities, be added to the classes and quantities of Securities which must be deposited for issuance of one Round Lot of Receipts.

      (b) Securities of any class that the Trustee surrenders or that otherwise cease to be outstanding in connection with any such conversion or exchange to which Section 4.8(a) of the Depositary Trust Agreement applies shall, effective on the date of such surrender or at the time those Securities otherwise cease to be outstanding, no longer be part of the Securities which must be deposited for issuance of Receipts. In any such case, or in the case of an event to which Section 2.11 of the Depositary Trust Agreement applies, the Trustee may call for the Surrender of outstanding certificates evidencing Receipts to be exchanged for new certificates specifically describing any applicable change in the classes and quantities of Securities which must be deposited for issuance of Receipts.

      (c)  If there occurs (i) a change in Trust Property to which
Section 4.8(a) of the Depositary Trust Agreement applies, (ii) a distribution of Securities to which Section 4.3 of the Depositary Trust Agreement applies, (iii) a reconstitution event to which Section 2.11 of the Depositary Trust Agreement applies or a sale of aggregate fractions under Section 4.11 of the Depositary Trust Agreement, the Trustee may call for the surrender of outstanding certificates evidencing Receipts to be exchanged for new certificates specifically describing any applicable change in the classes and qualities of Securities which must be deposited for issuance of Receipts.

(17) LIABILITY OF THE INITIAL DEPOSITOR AND THE TRUSTEE.

          Neither the Initial Depositor nor the Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Initial Depositor or the Trustee shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Depositary Trust Agreement it is provided shall be done or performed; nor shall the Initial Depositor or the Trustee incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Depositary Trust Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Depositary Trust Agreement. Where, by the terms of an offering or distribution to which Sections 2.11, 4.3, 4.4 or
4.11 of the Depositary Trust Agreement applies, or for any other reason, it is not lawful and feasible to make such distribution or offering available to Owners, and the Trustee may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Trustee shall not make such distribution or offering available to Owners and shall allow any rights, if applicable, to lapse. Neither the Initial Depositor nor the Trustee assumes any obligation nor shall it be subject to any liability under the Depositary Trust Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Trust Property), except that it agrees to perform its obligations specifically set forth in the Depositary Trust Agreement without negligence or bad faith. Neither the Initial Depositor nor the Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Receipts. Neither the Initial Depositor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Securities for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. The Trustee shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the

Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee. The Trustee shall not be responsible for any failure to carry out any instructions to vote any of the Trust Property, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is without negligence or bad faith. Except as specifically provided in Section 4.6 of the Depositary Trust Agreement, the Trustee shall have no obligation to monitor or to obtain any information concerning the business or affairs of any Securities Issuer or to advise Owners or Beneficial Owners of any event or condition affecting any Securities Issuer. The Trustee shall have no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided in the Depositary Trust Agreement. The Trustee shall be a fiduciary under the Depositary Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in, the Depositary Trust Agreement. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Depositary Trust Agreement.

(18) RESIGNATION OR REMOVAL OF THE TRUSTEE.

     (a) The Trustee may at any time resign as Trustee under the Depositary Trust Agreement by written notice of its election so to do, delivered to the Initial Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

     (b) If at any time the Trustee is in material breach of its obligations under the Depositary Trust Agreement and the Trustee fails to cure such breach within 30 days after receipt by the Trustee of written notice from the Initial Depositor or the Owners of 25% or more of the outstanding Receipts specifying such default and requiring the Trustee to cure such default, the Initial Depositor, acting on behalf of the Owners, may remove the Trustee by written notice delivered to the Trustee, and such removal shall take effect upon the appointment of the successor Trustee and its acceptance of such appointment.

     (c) In case at any time the Trustee acting hereunder shall resign or be removed, the Initial Depositor, acting on behalf of the Owners, shall use its reasonable efforts to appoint a successor Trustee, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.

(19) AMENDMENT.

          The Trustee and the Initial Depositor may amend any provisions of the Depositary Trust Agreement (including the Standard Terms) without the consent of any Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Owners will not become effective as an amendment to the Depositary Trust Agreement until 30 days after notice of such amendment is given to the Owners. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Receipt or an interest therein, to consent and agree to such amendment and to be bound by the Depositary Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to Surrender such Receipt and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law.

(20) EARLY TERMINATION OF DEPOSITARY TRUST AGREEMENT.

     (a) The Trust shall terminate by the Trustee mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for termination if any of the following occurs:

          (i) The Trustee is notified that the Receipts are delisted from a national securities exchange and are not approved for listing on another national securities exchange within 5 business days of their delisting;

          (ii) Owners of at least 75% of the outstanding Receipts notify the Trustee that they elect to terminate the Trust, except that for the purposes of this clause (ii), Receipts owned by the Initial Depositor shall not be considered to be outstanding; or

          (iii) 60 days shall have expired after the Trustee shall have delivered to the Initial Depositor and the Owners a written notice of its election to resign and a successor trustee shall not have been appointed and accepted its appointment.

      (b) On and after the date of termination, the Owner of a Receipt will, upon (a) Surrender of such Receipt at the Corporate Trust Office of the Trustee, (b) payment of the fee of the Trustee for the Surrender of Receipts referred to in Section 2.7 of the Depositary Trust Agreement, and (c) payment of any applicable taxes or charges, be entitled to Delivery, to him or upon his order, of the amount of Trust Property represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distribution to the Owners thereof, and shall not give any further notices or perform any further acts under the Depositary Trust Agreement, except that the Trustee shall continue to collect dividends and other distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, shall sell rights as provided in the Depositary Trust Agreement, and shall continue to deliver Trust Property, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.6 of the Depositary Trust Agreement for the Surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or charges). At any time after the expiration of one year following the date of termination, the Trustee may sell the Trust Property then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been Surrendered, such Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under the Depositary Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Trustee for the Surrender of Receipts, any fees of the Trustee due and owing from the Owner of such Receipts pursuant to Section 5.6 of the Depositary Trust Agreement, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or charges). Upon the termination of the Depositary Trust Agreement, the Initial Depositor shall be discharged from all obligations under the Depositary Trust Agreement except for its obligations to the Trustee under Section 5.5 of the Depositary Trust Agreement.

(21) LIMITATION ON DISTRIBUTIONS.

          Notwithstanding any provisions of the Depositary Trust Agreement which requires or permits the Trustee to distribute or Deliver any securities to Owners, the Trustee shall not distribute to any Owner any fraction of a share. Instead, the Trustee shall, to the extent lawful, sell the aggregate of such fractions and distribute the net proceeds to the Owners entitled thereto as in the case of a distribution received in cash. For the avoidance of doubt, in the case of a distribution in accordance with this Section 4.10 resulting from a sale of fractions of a share pursuant to Section 4.11, the Trustee shall set the distribution rate for that cash distribution in accordance with Section 4.11(a). In all other cases, the distribution rate shall be determined by reference to the previous day's closing price for the Security related to that fraction of a share.

(22) ELIMINATION OF FRACTIONAL SECURITIES REPRESENTED BY A ROUND LOT OF
     RECEIPTS.

          (a) If a Round Lot of Receipts represents any fraction of a share of a class of Securities, the Trustee shall, to the extent lawful and practical, sell the aggregate of those fractions and distribute the net proceeds (net of the fees of the Trustee as provided in Section 5.6(1) of the Depositary Trust Agreement and the expenses of the Trustee incurred in such sale and fees of the Trustee assessed under Section 5.6(3) of the Depositary Trust Agreement, it being understood that those proceeds are a cash distribution for purposes of
Section 5.6(3) of the Depositary Trust Agreement) to the Owners entitled to them as in the case of a distribution received in cash.

          (b) Except as provided in Section 4.11(c) of the Depositary Trust Agreement, the Trustee shall (i) initiate a sale required under Section 4.11(a) thereof as soon as practicable but in no event later than the fifth Business Day after a fraction of a share becomes part of the Trust Property represented by a Round Lot of Receipts by giving a Registered Broker-dealer an order to sell, in the primary market in which the Securities related to the fractional shares trade, all the shares constituting the aggregate of those fractions included in the Trust Property (rounding the number down to the nearest number of whole shares) and to notify the Depositary promptly when that sale has been completed and (ii) set a record date for distribution of the net proceeds of such sale as soon as practicable by announcing it not later than the fifth Business Day after the Trustee receives notice from the Registered Broker-dealer who executed the sale that all the shares covered by that order have been sold, and the date announced shall be as soon after the date of the announcement as is permitted under the rules of the securities exchange on which the Receipts are listed for trading.

          (c) In the case of fractions of shares that are represented by a Round Lot of Receipts on the date that Section 4.11 becomes effective as an amendment to the Depositary Trust Agreement, the Trustee shall, (i) as soon as practicable but in no event later than the tenth Business Day after Section 4.11 becomes effective as an amendment to the Depositary Trust Agreement, initiate the sale, in the manner set forth in Section 4.11(b) of the Depositary Trust Agreement, of the fractions of shares at that time held under each Depositary Trust Agreement and (ii) set a record date for distribution of the net proceeds of the sales of those fractions of shares as soon as practicable by announcing it not later than the fifth Business Day after the Trustee receives notice from the Registered Broker-dealer who executed the sales that all the fractions of shares held under the Depositary Trust Agreement have been sold, and the date announced shall be as soon after the date of the announcement as it permitted under the rules of the securities exchange on which the Receipts are listed for trading.

          (d) Effective on the day after the record date for distributing the proceeds of a sale by the Trustee pursuant to Section 4.11 of the Depositary Trust Agreement, the fraction of a share shall cease to be part of the Securities that must be deposited for issuance of Receipts.

          (e) The Trustee shall distribute the net proceeds of the sale of fractions of shares pursuant to Section 4.11 of the Depositary Trust Agreement as soon as practicable but in no event later than the second Business Day after the record date set for that distribution by the Trustee under Section 4.11 thereof.